SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 29, 2004

(Date of Report)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road

Arlington, Virginia 22201

(Address of principal executive offices)(ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

ITEM 5:	OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 27, 2004 the Registrant issued a press release rejecting as slanderous and ludicrous a lawsuit filed July 27, 2004 in federal court in Washington, D.C. by a consortium of opportunistic lawyers. The Registrant also stated that it is examining its options for sanctions against the lawyers who participated in the filing of this lawsuit.

A copy of Registrant’s press release is attached as Exhibit 99 to this current report on Form 8-K.

EXHIBITS

Exhibit Number

99	Press release dated July 27, 2004 stating the Registrant’s rejection of a lawsuit filed by a consortium of lawyers as slanderous and ludicrous.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International lnc
Registrant

By:	/s/ Jeffrey P. Elefante
Jeffrey P. Elefante
Executive Vice President,
General Counsel and Secretary